                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.___)

Filed by Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)E240.14a-11(c) or (S)E240.14a-12

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          __________________________________________________________
     2)   Aggregate number of securities to which transaction applies:
          __________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          __________________________________________________________
     4)   Proposed maximum aggregate value of transaction:
          __________________________________________________________
     5)   Total fee paid:
          __________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ____________________________________
     2)   Form, Schedule or Registration No.:
          ____________________________________
     3)   Filing Party:
          ____________________________________
     4)   Date Filed:
          ____________________________________

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.


                    Notice of Annual Meeting of Shareholders

                               September 8,  1999



To the Shareholders of
 Wave Technologies International, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Wave Technologies International, Inc. (the "Company") will be held at 10845 Olive Boulevard, St. Louis, Missouri 63141 on Wednesday, September 8, 1999, at 9:30 a.m., central daylight time, for the following purposes:

     1. To elect one director to serve until the Annual Meeting of Shareholders in 2002.

     2. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche, LLP, as independent auditors of the Company for the fiscal year ending April 30, 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record on the books of the Company at the close of business on August 4, 1999, will be entitled to notice of, and to vote at, the meeting.

     Shareholders are cordially invited to attend the meeting in person. Every shareholder (whether you own one or more shares and whether or not you intend to attend the meeting in person) is urged to sign, date and return promptly the enclosed Proxy. A return envelope requiring no postage if mailed in the United States is enclosed for your convenience in replying.


                                         By Order of the Board of Directors
                                              Kenneth W. Kousky
                                              Chairman of the Board,
                                              President and Chief
                                              Executive Officer
St. Louis, Missouri
August 9, 1999

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.

                                Proxy Statement

                        Annual Meeting of Shareholders

                        To Be Held on September 8, 1999

     This statement is furnished to shareholders of Wave Technologies International, Inc. (the "Company"), a Missouri corporation, in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders. That meeting will be held at the Company's St. Louis training center, located at 10845 Olive Boulevard, St. Louis, Missouri 63141 on September 8, 1999, at 9:30 a.m., central daylight time. Shareholders of record at the close of business on August 4, 1999, will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

     The complete mailing address of the Company's principal executive offices is:

               10845 Olive Boulevard
               Suite 250
               St. Louis, Missouri 63141

     The approximate date on which this Proxy Statement and the form of Proxy were first sent or given to the shareholders of the Company was August 9, 1999. The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1999, including audited financial statements, is included with this Proxy Statement.


            VOTING RIGHTS, SOLICITATION AND REVOCABILITY OF PROXIES

     On August 4, 1999, there were outstanding and entitled to vote 4,158,311 shares of common stock. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of common stock held on the record date of August 4, 1999. The holders of a majority of the outstanding shares of common stock entitled to vote at the meeting constitute a quorum.

     The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders who execute proxies may revoke them at any time before they are voted by giving written notice of such revocation to the Secretary of the Company at 10845 Olive Boulevard, Suite 250, St. Louis, Missouri 63141. When a proxy is received, properly executed, prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms of that proxy. If the enclosed form of proxy is executed but unmarked, it will be voted FOR the election of the nominee for the Board of Directors and FOR the appointment of Deloitte & Touche, LLP, as the Company's independent auditors for the 2000 fiscal year.

     The nominee for director who receives the highest number of votes cast will be elected as a director. Approval of the auditors requires the affirmative vote of a majority of the total number of shares represented and entitled to vote at the meeting. Therefore, an abstention with respect to approval of the auditors is in effect a vote against the proposal. Shares represented by proxies which are marked "withhold authority" with respect to the election of the nominee as director will be considered to be represented at the meeting, but will not be included in determining the number of votes cast. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers, those shares will not be included in the vote totals, and, therefore, will have no effect on the vote.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, proxies may be solicited personally or by telephone or telefax by directors, officers and employees of the Company.


                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of June 30, 1999, the number of shares of common stock beneficially owned by each shareholder known by the Company to own beneficially more than 5% of the outstanding common stock, each director of the Company, each nominee for director, each executive officer and by all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares are owned directly.

Name and Address of Beneficial Owner                            Number                 Percent
------------------------------------                            ------                 -------
Kenneth W. Kousky                                              392,264 (1)              9.4%
10845 Olive Boulevard, Suite 250
St. Louis, MO 63141

Maxine K. Clark                                                  2,000 (2)               *
1964 Innerbelt Business Center Dr.
St. Louis, MO 63114

Raymond J. Kalinowski                                            3,500 (3)               *
10401 Clayton Road
St. Louis, MO 63131

David W. Kemper                                                192,500 (4)              4.6%
8000 Forsyth
St. Louis, MO 63105

Robert E. Lefton, Ph.D                                           3,000 (3)               *
8112 Maryland Avenue
St. Louis, MO 63105

Walter N. Torous                                                 5,500 (3)               *
Anderson School of Graduate Management
University of California, Los Angeles
Los Angeles, CA 90024

J. Michael Bowles                                               13,000 (2)                *
10845 Olive Boulevard, Suite 250
St. Louis, MO 63141

John A. Kirkham                                                151,600 (5)              3.6%
Thames Link House
1 Church Road, Richmond
Surrey TW92QR England


Harvey L. Leemon                                                      --                 --
10845 Olive Boulevard, Suite 250
St. Louis, MO, 63141

Wellington Management Company                                    408,300  (6)           9.8%
75 State Street
Boston, MA 02109

Wellington Trust Company, NA                                     308,300  (7)           7.4%
75 State Street
Boston, MA 02109

Ryback Management Corporation                                    262,500  (8)           6.3%
7711 Carondelet Avenue
Box 16900
St. Louis, MO  63105

All directors and executive officers as a
group (9 individuals)                                            763,364  (9)           18.0%

*    Less than 1%

--------------------

(1) Includes options to purchase 1,500 shares of common stock and 9,300 shares held in a charitable foundation over which Mr. Kousky exercises voting and dispositive control.

(2)  Represents options to purchase shares of common stock.

(3)  Includes options to purchase 2,500 shares of common stock.

(4) Includes options to purchase 2,500 shares of common stock, 20,000 shares held in a trust of which Mr. Kemper is a co-trustee, and 170,000 shares owned by Commerce Bancshares, Inc., of which Mr. Kemper is Chairman and Chief Executive Officer.

(5)  Includes options to purchase 55,500 shares of common stock.

(6)  Based on information as of December 31, 1998, furnished to the Company in a
     Schedule 13G filed February 10, 1999. Includes 308,300 shares as to which reporting person holds shared voting power, and 408,300 shares as to which reporting person holds shared dispositive power.

(7)  Based on information as of December 31, 1998, furnished to the Company in a
     Schedule 13G filed February 11, 1999. Reporting person holds shared voting and dispositive powers as to such shares.

(8) Based on information furnished to the Company in a Schedule 13G filed January 23, 1998. Ryback Management did not file a Schedule 13G in 1999.

(9)  Includes options to purchase an aggregate of 82,000 shares of common stock.

     The shares of common stock are traded on the Nasdaq Stock Market. The last sale price on August 4, 1999, as reported by Nasdaq, was $3.00.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTOR

Vacancies

     Following the Annual Meeting, the Company's Board of Directors will have two vacancies, one in each of Class Two and Class Three. The Board of Directors expects to consider filling one or both positions or reducing the size of the Board from seven to five members.

     One director is to be elected at the Annual Meeting to hold office until the annual meeting in 2002 and until his successor is qualified. The nominee recommended by the Board of Directors is Raymond J. Kalinowski. Should he become unable to serve or otherwise be unavailable for election, it is intended that the persons named in the Proxy will vote for the election of such person as the Board of Directors may recommend in place of such nominee. The Board of Directors knows of no reason why the nominee might be unable to serve or otherwise be unavailable for election.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE ACCOMPANYING PROXY BE VOTED FOR THE NOMINEE LISTED BELOW.

Nominee for Election

     Raymond J. Kalinowski has served as a director of the Company since November 1994. He was Vice Chairman of A.G. Edwards & Sons, Incorporated for forty years. Since 1990, he has been an independent consultant. Mr. Kalinowski serves as trustee of a number of mutual funds affiliated with the Centennial, Panorama and Oppenheimer Group Funds. Mr. Kalinowski currently serves on the Board of Directors for Isto Technologies, Inc, and Catholic Charities--St. Louis.

Directors Serving Until the Annual Meeting of Shareholders in 2000

     Kenneth W. Kousky is a founder of the Company and has served as Chairman of the Board of Directors since 1988. In 1991, he became the Company's President and Chief Executive Officer. Between 1988 and 1990, Mr. Kousky headed the Washington University Center for Communications and Network Management and its graduate program in telecommunications.

     David W. Kemper has served as a director of the Company since November 1994. He is Chief Executive Officer of Commerce Bancshares, Inc. and Commerce Bank of St. Louis. He has held this position since July 1978. Mr. Kemper serves as a director of Seafield Capital Corporation, Tower Properties Company and Ralcorp Holdings, Inc.

     Walter N. Torous has served as a director of the Company since May 1994. He has been a professor of finance at the Anderson Graduate School of Management of the University of California, Los Angeles since 1985.

Director Serving Until the Annual Meeting of Shareholders in 2001

     Robert E. Lefton has served as a director of the Company since September 1995. He has been President and Chief Executive Officer of Psychological Associates, Inc., a management and organizational consulting firm, since 1958. He serves as a director of Stifel Financial Corp. and Allied Health Care Products.

Director Not Standing For Re-Election

     Maxine K. Clark has served as a director of the Company since February 1997. She is Chief Executive Officer of Build-A-Bear Workshop, LLC, a St. Louis-based retail store chain and has been President and Chief Executive Officer of Smart Stuff, Inc., a St. Louis retail and business consulting firm, since 1996.

Additional Information

     The Board of Directors of the Company had a total of seven meetings during the fiscal year ended April 30, 1999. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served, except for Dr. Lefton, who attended four of seven board meetings and all of the Compensation Committee meetings.

     The Audit Committee currently consists of three members, Raymond Kalinowski, David Kemper and Walter Torous. The Audit Committee reviews the preparation of the Company's accounts and considers the engagement of independent public accountants for the ensuing year and the terms of such engagement. In addition, the Audit Committee reviews the scope of the audit proposed by such accountants and receives and reviews the audit reports. The Audit Committee had a total of three meetings during the fiscal year ended April 30, 1999.

     The Compensation Committee consists of three members, Robert Lefton, Maxine Clark and Walter Torous. The Compensation Committee administers and makes awards under the Company's stock option plans and also studies and recommends the implementation of all compensation programs for directors and officers of the Company. The Compensation Committee of the Company had a total of three meetings during the fiscal year ended April 30, 1999.


                       DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's directors and executive officers and the nominee for director:


Name                         Age     Position
----                         ---     --------
Kenneth W. Kousky            45      Chairman of the Board, President
                                     and Chief Executive Officer
Maxine K. Clark              50      Director
Raymond J. Kalinowski        70      Director
David W. Kemper              48      Director
Robert E. Lefton             67      Director
Walter N. Torous             47      Director
J. Michael Bowles            55      Chief Financial Officer
John A. Kirkham              55      Executive Vice President-International
                                     Sales and Operations
Harvey L. Leemon             54      Vice President of Development

     J. Michael Bowles joined the Company as Chief Financial Officer in August 1995. Prior to that time, he was associated with Unibased Systems Architecture, Inc. in St. Louis, Missouri, a software development company where he was Chief Financial Officer from 1994 to 1995 and Director of Professional Services from 1992 to 1994.

     John A. Kirkham has served as the Executive Vice President-International Operations for the Company since August 1994. Prior to that time, he served as the Vice President of International Operations for NETG, a technology training company, in London, from 1987 through 1994. Mr. Kirkham serves as a director for West London T.E.C. and Performance Support International (UK) Ltd.

     Harvey L. Leemon joined the Company as Vice President of Development in November of 1998. Prior to that time, he was with Software Engineering & Data Center Operations, HCIA Inc., in Ann Arbor, Michigan where he was Associate Vice President from 1986 through 1998.

Certain Relationships and Related Transactions

     In August of 1995, the Company entered into a loan agreement with Commerce Bank-St. Louis (the "Bank"), with a current line of credit of $3,500,000. The borrowings bear interest at the prime rate, and are collateralized by accounts receivable and property and equipment of the Company. David Kemper, a member of the Company's Board of Directors, is the president of the Bank and its parent holding company.


           COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of securities to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, its officers, directors and greater-than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended April 30, 1999, except for the following instances. Each of the five outside directors (Messrs. Kalinowski, Kemper, Lefton and Torous, and Ms. Clark) reported the 1998 annual stock option grant of 500 shares two months late, due to an internal miscommunication at the Company. Mr. Lefton also filed a Form 4 reporting a 1996 purchase of 500 shares three years late. Mr. Torous filed a Form 4 reporting the purchase of 2,000 shares four months late. Thomas Hagerty, former chief operating officer, filed his initial report on Form 3 three weeks late.


                            EXECUTIVE COMPENSATION

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Introduction

     The Compensation Committee (the "Committee") of Wave's board of directors is composed of three (3) non-employee directors. The Committee oversees Wave's executive compensation program and is specifically responsible for evaluating and approving compensation plans, payments, and awards for Wave's executive officers. In discharging its responsibilities in the fiscal year ended April 30, 1999, the Committee used the services of a compensation consultant (the "Consultant") as a resource in setting the base and long-term compensation of the chief executive officer and in an ongoing evaluation of the compensation of Wave's other executive officers. During the fiscal year ended April 30, 1999, the Committee met three times.

Executive Compensation Program

     The Committee is in the process of developing an executive compensation program for the Company's executive officers and other key employees. The Committee believes that the program should:

     . provide competitive compensation opportunities that attract and retain top performers;

     . motivate executives to grow the Company through a balanced commitment to top line and bottom-line results;

     . create a clear link between corporate function and individual performance and rewards; and

     . encourage behaviors that are aligned with Wave's corporate strategy and values.

     While the Committee has not formally adopted these four criteria, it has begun including them in its consideration of compensation issues. It has done so in the context of the three existing elements of the Company's approach to compensating executives and other key employees. Base salary, short-term cash incentives, and long-term incentives in the form of stock options.

     Base salary provides the foundation for executive pay; its purpose is to compensate the executive for performing his or her basic duties. Short-term cash incentives are intended to provide rewards for favorable short-term performance. The purpose of the long-term incentives is to provide incentives and rewards for long-term performance and to motivate long-term thinking.

     Base Salary. Based upon a February 1999 study by the Consultant (the "Study"), Wave's base salaries for executive officers are generally below the median base salaries for similar level officers in a comparison group of thirteen public technology training companies. Wave has recently used base salaries closer to the median to recruit qualified officers, but historically Wave executive officers have had to look to performance-based bonuses to increase their cash compensation. The Committee is evaluating Wave's base compensation structure but has not adopted any modifications of it.

     Short Term Cash Incentives. Short term cash incentives are performance-based cash bonuses. For the fiscal year ended April 30, 1999, and in previous years, the Company's Chief Executive Officer and the Committee developed performance goals for each executive officer. Bonus plans for executives with primary responsibility for sales focused on revenue generation, while plans for administrative officers often gave the most weight to net income of the Company. Bonus plans for officers also included other specific job and financial performance targets for each individual.

     The Study indicated that on average the total cash compensation (both base and bonus) received by Company executives was below the median for the peer group. The Consultant suggested the Committee consider a bonus program in which each officer has a target annual bonus. The officer would receive between 0% and 200% of the target bonus depending upon the Company's success in attaining or surpassing revenue and earnings per share goals. The Committee is considering the proposal but has taken no action on it.

     Long-Term Incentives. The Company uses stock options as its form of long-term incentive for executives. In recent years, the Company has used options principally to recruit key employees and, to a lesser extent, to retain others. There has been no program of annual grants to executive officers as a group. The Consultant recommended that the Committee initiate a program of annual grants to provide compensation opportunities that are competitive with the Company's peer group. The Committee has not acted upon the Consultant's recommendation.

     Chief Executive Officer Compensation. Mr. Kousky founded the Company in 1988 and has served as President and Chief Executive Officer since then. For the fiscal year ended April 30, 1999, his base compensation was $234,000, compared to $225,000 in the prior fiscal year. The Study indicated that his base salary in both years was substantially below the median for presidents and chief executive officers of the peer group. Mr. Kousky received no bonus in the year ended April 30, 1999. As a result, his total cash compensation was well below that of his counterparts in the peer group.

     With the exception of options for 1,500 shares, until March 22, 1999, Mr. Kousky had not received any option grants since the Company's initial public offering. After evaluating the Study, including information about options held by presidents and chief executive officers of the peer group, the Committee adopted the recommendation of the Consultant and effective March 23, 1999, granted Mr. Kousky options for 110,000 shares exercisable at $3.875, the then-current market price, and, effective June 2, 1999, options to purchase 40,000 shares at the higher of the market price on June 2, 1999 or the closing price on March 22, 1999. Options for 50,000 shares vest in equal annual installments over four years beginning in March 2000. Options for another 50,000 shares vest in four equal annual installments beginning in March 2005, but these options may vest earlier in four equal annual installments beginning on the date when the closing price of the Company's common stock for 20 consecutive trading days is $8.00 or greater. Options for the final 50,000 shares vest on a similar schedule, but the closing price target for early vesting is $11.00 per share. All of Mr. Kousky's options granted in March 1999 will be cancelled if the Company is acquired prior to September 18, 1999. In that case, Mr. Kousky would receive a cash incentive equal to $1,000 for each $.01 per share by which the acquisition price exceeds $8.00 per share.

     The Committee believes that Mr. Kousky's 1999 option grant made his total compensation more competitive with his counterparts in the peer group. At the same time, they provide an incentive for improving the Company's performance and shareholder value.

     During the Company's current fiscal year, the Committee will continue its evaluation of the Study and the Company's compensation of executive officers. The Committee's intention is to develop a compensation program that ties total compensation to corporate and individual performance in a way that benefits shareholder value.

                                    Respectfully submitted,

                                    Robert E. Lefton, Chairman
                                    Maxine K. Clark
                                    Walter N. Torous

     This Report and the following "Performance Graph" are not "soliciting material," are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Performance Graph

     In accordance with Securities and Exchange Commission regulations, the following performance graph compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total return on the Russell 2000 index and the weighted average return of a peer group (described below) since the

Company's initial public offering in July of 1994, through Wave's fiscal year ended April 30, 1999, assuming an initial investment of $100 and the reinvestment of all dividends.

     The peer group consists of companies with technology training operations. Although the businesses of some of these companies include other operations, or serve markets different than those of Wave, the Company believes the selection of these companies for comparison purposes is reasonable.

     ITC Learning Corporation and TRO Learning, Inc. are included in the peer group for the entire period of comparison. The other companies in the peer group, included for less than the full period shown, were added in the Company's fiscal year during which their stock became publicly traded: CBT Group PLC was added in the fiscal year ended April 30, 1995 and Computer Learning Centers, Inc., Learning Tree International, Inc. and Prosoft I-Net Solutions, Inc. were added in the fiscal year ended April 30, 1996.

                COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG WAVE TECHNOLOGIES INTERNATIONAL, INC.,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                    Cumulative Total Return
                                        -------------------------------------------------
                                         8/10/94    4/95    4/96    4/97    4/98    4/99
WAVE TECHNOLOGIES INTERNATIONAL, INC.      100       157      75      82      96      66
PEER GROUP                                 100       103     261     392     552     186
RUSSELL 2000                               100       111     147     147     210     190

*$100 INVESTED ON 8/10/94 IN STOCK OR ON 7/31/94 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING APRIL 30.

Summary Compensation Table

     The following table sets forth information concerning the annual compensation during each of the past three fiscal years for services in all capacities to the Company of the chief executive officer and each other executive officer of the Company whose annual compensation in fiscal 1999 exceeded $100,000 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                     Annual Compensation                                           Long-Term Compensation Awards
--------------------------------------------------------------    -------------------------------------------------------------
                                                                                                (g)
                                                                             (e)             Securities              (i)
        (a)                 (b)          (c)             (d)              Other Annual       Underlying            All Other
      Name and                         Salary                            Compensation         Options/           Compensation
 Principal Position        Year          ($)           Bonus ($)             ($)               SARs(#)             ($)(2)
--------------------      ----        -------          ---------        --------------       ----------          -------------
Kenneth W. Kousky,        1999       233,654               ---                 ---            110,000                3,075
President and CEO         1998       225,000               ---                 ---                ---                1,385
                          1997       197,308            10,000                 ---                ---                  ---
Richard Baun              1999        73,404            54,373              10,000(1)             ---                2,193
Former Executive          1998        78,923           102,040              46,047(1)             ---                3,230
Vice President            1997        80,000               ---             126,447(1)          15,000                3,526
Sales and Field
Operations

J. Michael Bowles         1999       115,000            20,000                 ---               ---                 2,500
Chief Financial           1998       101,200            10,000                 ---               ---                 2,500
Officer                   1997       100,139            10,000                 ---               ---                   ---

David C. Forman           1999       125,000                ---                ---               ---                 2,019
Former Executive          1998       125,000                ---                ---               ---                   ---
Vice President            1997       127,030                ---                ---               ---                   ---
Training and
Development

John A. Kirkham,          1999       164,920            95,380              56,289(3)            ---                   ---
Executive Vice            1998       164,458             2,143              57,701(3)            ---                   ---
President-International   1997       164,852            32,010              56,021(3)         10,000                   ---
Operations

(1)  Commissions.
(2)  Company matching 401-k contribution.
(3)  Car allowance of $14,474 in 1999, $14,837 in 1998 and $14,405 in 1997, and
     Company pension contributions of $41,815 in 1999, $42,864 in 1998 and $41,616 in 1997.

Option/Stock Option Grants

     The following table provides information concerning stock options granted to the Names Executive Officers during the fiscal year ended April 30, 1999. None of the Names Officers has beenj granted stock appreciation rights, ("SARs"), or holds shares of restricted stock which are subject to performance-based conditions on vesting.

                       Options/SAR Grants in Fiscal 1999

                                                                                                        Potential Realizable
                                                                                                         Value at Assumed
                                                                                                         Annual Rates of
                                                                                                           Stock Price
                                                                                                          Appreciation for
                        Individual Grants                                                                  Option Term (2)
--------------------------------------------------------------------------------------------------       ------------------
(a)                      (b)                   (c)                 (d)             (e)          (g)          (h)

                       Number of
                       Securities
                       Underlying         Percent of Total
                        Options            Options Granted       Exercise or
                        Granted           to Employees in         Base Price       Expiration
   Name                  (#)                 Fiscal Year          ($/Share)          Date           5%($)         10%($)
-------              ------------        ----------------       ------------       ----------       -----         ------
Kenneth W. Kousky    110,000(1)                  48%               $3.875            3/22/09      $267,850       $679,250
                     -------
Totals for Named
 Executives          110,000(1)


(1) 12,500 shares vest annually on March 22 of 2000, 2001, 2002 and 2003. An additional 12,500 shares vest annually on the earlier of (a) March 22 of 2005, 2006, 2007 and 2008, or (b) the date (and the next three anniversary dates thereof) upon which for twenty consecutive trading days (including any day upon which the common stock did not trade) the closing price for the common stock on Nasdaq (or any registered securities exchange on which the common stock is listed) was $8.00 per share or higher. An additional 12,500 shares vest annually on the earlier of (a) March 22 of 2005, 2006, 2007, and 2008 or (b) the date (and the next three anniversary dates thereof) upon which for twenty consecutive trading days (including any day upon which the common stock did not trade) the closing price for the common stock on Nasdaq (or any registered securities exchange on which the common stock is listed) was $11.00 per share or higher.

(2) No gain to the optionees is possible without appreciation in stock price which will benefit all shareholders commensurately. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed rates of appreciation over ten years (the full term of the options) set by the SEC and therefore are not intended to forecast possible future appreciation of Wave's stock price or establish any present value of the options.

Stock Option Exercises in Last Fiscal Year and Fiscal Year End Stock Option
Values

     No stock options were exercised by any Named Executive Officer during fiscal 1999. The following tables provides information concerning unexercised options held as of the end of fiscal 1999 by the Named Executive Officers.

              Aggregated Option/SAR Exercises in Fiscal 1999 and
                       Fiscal Year-End Option/SAR Values

        (a)                     (b)                    (c)                    (d)                         (e)
                                                                      Number of Securities         Value of Unexercised
                                                                     Underlying Unexercised      In-the-Money Options/SARs
                        Shares Acquired or                           Option/SARs at Fiscal         at Fiscal Year-End($)
                             Exercised            Value Realized    Year-End(#) Exercisable/          Exercisable/
       Name                     (#)                    ($)               Unexercisable                Unexercisable
-------------------  -------------------------  ------------------  ------------------------      -------------------------
Kenneth W. Kousky              N/A                     N/A                    1,500/110,000          0*/$82,500
J. Michael Bowles              N/A                     N/A                       13,000/---              0*/N/A
John A. Kirkham                N/A                     N/A                       55,500/---              0*/N/A

*The exercise price was higher than the last sale price of the common stock at fiscal year-end and thus none of these options were "in-the-money" as of that date.

Director Compensation

     Each director of the Company who is not an employee receives an annual fee of $10,000 for serving on the Board. All directors receive reimbursement of out-of-pocket expenses incurred to attend board meetings. Outside directors also receive annual option grants pursuant to the Outside Directors Stock Option Plan. Under that Plan, the Company may grant non-qualified options for an aggregate of up to 40,000 shares of common stock to outside directors. Outside directors are members of the Board who are not employees or holders of 10% or more of any class of the Company's stock, or employees or equity holders of any 10% shareholder.

     Each outside director then serving is automatically granted, immediately following each annual meeting of shareholders throughout the term of the Director Plan, an option to purchase 500 shares of common stock. Each option is exercisable in whole or in part with respect to all of the shares covered by the option six months after the grant date. Each option terminates upon the tenth anniversary of the grant date of such option. The exercise price for shares subject to options is the fair market value of the common stock on the date the option is granted.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee during the fiscal year 1999 were Messrs. Lefton and Torous and Ms. Clark. No member of the Compensation Committee is an employee or executive officer of the Company. None of the Company's directors or executive officers is a director or executive officer of any other company that has a director or executive officer who is also a director of Wave.

Employment Agreements

     The Company has entered into an Employment Agreement with John A. Kirkham, the Company's Executive Vice President-International Operations. Mr. Kirkham receives a salary set by the Board of Directors (subject to a (Pounds)100,000 minimum), a pension equal to 25% of salary, a monthly car allowance of (Pounds)750 and such bonuses as the Compensation Committee may determine. Mr. Kirkham also agrees not to engage in competition with the Company for a period of twelve months after his employment terminates.

     The Company also has entered into an Employment Agreement with J. Michael Bowles, the Company's Chief Financial Officer. Mr. Bowles receives an annual salary of at least $101,200 and any salary increases or bonuses which the Compensation Committee of the Board of Directors may determine. If Mr. Bowles' employment is terminated (as defined in his employment agreement) within a year following a change of control of the Company, for reasons other than his own wrongful conduct, he will be entitled to a lump-sum payment equal to eighteen months of his salary and continued participation in employee benefits for a one year period. Mr. Bowles has also agreed not to engage in competition with the Company during and for a period of twelve months following his employment with the Company.

Stock Option Plans

     In 1993, the Company's shareholders adopted a stock option plan for employees. As amended in 1994, non-qualified options to purchase up to 390,000 shares may be granted under the plan (the "1993 Plan"). As of April 30, 1999, options for 203,266 shares had been issued and remained outstanding under the 1993 Plan. The 1993 Plan will expire on, and no options may be granted after, the tenth anniversary of the initial adoption of the 1993 Plan.

     The Board of Directors of the Company adopted the Company's 1995 Stock Option Plan (the "1995 Plan"), and shareholders approved the 1995 Plan at their 1995 Annual Meeting. Pursuant to the 1995 Plan, the Company may grant options with respect to an aggregate of up to 200,000 shares of common stock. The maximum number of shares for which options may be granted to a single optionee under the 1995 Plan is 25,000. Options granted pursuant to the 1995 Plan may be either incentive stock options or non-qualified stock options. As of April 30, 1999, options for 164,709 shares had been issued and remain outstanding under the 1995 Plan.

     In 1997, the Company's shareholders adopted the Company's 1997 Stock Option Plan (the "1997 Plan"). Pursuant to the 1997 Plan, the Company may grant options with respect to an aggregate of up to 400,000 shares of common stock. The maximum number of shares for which options may be granted to a single optionee under the 1997 Plan in any calendar year is 50,000. Options granted pursuant to the 1997 Plan may be either incentive stock options or non-qualified stock options. As of April 30, 1999, options for 50,000 shares had been issued and remained outstanding under the 1997 Plan.


                                PROPOSAL NO. 2:
                            APPOINTMENT OF AUDITORS

     The Company has engaged Deloitte & Touche, LLP, as independent certified public accountants to audit the Company's financial statements for the fiscal years 1994 through 1999, and the Board of Directors has appointed Deloitte & Touche, LLP as independent auditors for fiscal 2000. This appointment was recommended to the Board by its Audit Committee. The submission of this matter to shareholders is not required by law or by the Company's Bylaws. The Board of Directors is, nevertheless, submitting it to the shareholders to ascertain their views. If this appointment is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its appointment of Deloitte & Touche, LLP as independent auditors.

     It is expected that a representative of Deloitte & Touche, LLP, will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE ACCOMPANYING PROXY BE VOTED IN FAVOR OF SUCH APPOINTMENT. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

                               VOTING PROCEDURES

     A list of the Company's shareholders as of the record date for the meeting will be available for examination by any shareholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting at the offices of the Company.

     All shares represented by the accompanying proxy given prior to the meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendations of the Board of Directors. The shares of shareholders who have properly withheld authority to vote for the nominees proposed by the Board of Directors (including broker non-votes) will not be counted toward achieving a majority. As to any matters which may come before the meeting other than those specified above, the proxy holders will be entitled to exercise discretionary authority. A majority of the shares of the outstanding common stock present in person or represented by proxy will constitute a quorum at the Annual Meeting.

     Each shareholder has one vote for each share of stock entitled to vote under the provisions of the Articles of Incorporation which is registered in the shareholder's name on the books of the Company. In all elections of directors or a class of directors of the Company, each share of stock entitled to vote shall be entitled to one vote as to each director to be elected by the holders thereof and no shareholder shall have the right to cumulate votes for the election of any director. All elections for directors and all other matters shall be determined by a majority of the votes cast, except as to matters where the law or the Articles of Incorporation require a greater vote. Any shareholder who is in attendance at a meeting of the shareholders either in person or by proxy, but who abstains from voting on any matter, shall not be deemed present or represented at such meeting for purposes of election of directors or any other matter with respect to such vote, but shall be deemed present or represented for all other purposes.

     Shares standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of a majority of the persons in whose names the shares are registered. If only one such person is present in person or by proxy, he or she may vote all of the shares, and all of the shares standing in the names of such persons shall be deemed represented for purposes of determining a quorum. The foregoing provisions shall also apply to shares held by two or more personal representatives, trustees, or other fiduciaries unless the instrument or order appointing them otherwise directs. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted in respect to the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.


                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company no later than April 11, 2000, to be considered for inclusion in the Company's Proxy Statement relating to that meeting. The Company's Bylaws provide that any nomination for director or any other shareholder proposal for presentation at an annual meeting must be made by proper notice, to be properly brought before the meeting. Proper notice must include the information specified in the Bylaws and must be received by the Secretary of the Company at the Company's principal office not less than 120 days and not more than 180 days prior to the anniversary of the prior year's annual meeting of shareholders. Any such proposal also must be made in accordance with applicable laws and the rules of the Securities and Exchange Commission. Such proposals should be addressed to Secretary, Wave Technologies International, Inc., 10845 Olive Boulevard, Suite 250, St. Louis, Missouri 63141.


                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgement.

     A copy of the Company's Annual Report on Form 10-K for fiscal 1999 is enclosed. Copies of exhibits to the Form 10-K will be furnished to stockholders without charge, upon request directed to the Secretary of the Company, 10845 Olive Boulevard, Suite 250, St. Louis, Missouri 63141.

                                     PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     WAVE TECHNOLOGIES INTERNATIONAL, INC.

                        Annual Meeting September 8, 1999

     The undersigned shareholder of Wave Technologies International, Inc., a Missouri corporation, appoints HARVEY L. LEEMON and STEVEN R. RYGELSKI or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at 10845 Olive Boulevard, St. Louis, Missouri 63141 on September 8, 1999, at 9:30 a.m., and at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

                                                               Please mark
                                                               your vote as  [_]
                                                               indicated in
                                                               this example

The Board of Directors recommends a vote "FOR" Items 1 and 2

Item 1--ELECTION OF DIRECTOR       FOR     WITHHOLD
                                   [_]        [_]

Item 2--Appointment of Independent Auditors       FOR     AGAINST     ABSTAIN
                                                  [_]       [_]         [_]

Nominees: Raymond J. Kalinowski

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof. If no instruction to the contrary is indicated, this proxy will be voted "FOR" items 1 and 2. If any other business is presented at the meeting, this proxy will be voted in accordance with the recommendation of management.


Signature_________________________________________________Date__________________
         Please sign name or names as appearing on this form. If signing as a representative, please include capacity.